Exhibit 10.1(g)
SEVENTH AMENDMENT
OF
U.S. BANCORP NON-QUALIFIED RETIREMENT PLAN
     The U.S. Bancorp Non-Qualified Retirement Plan (the “Plan”) is amended in the following respects:
1. PARTICIPANTS. Effective December 1, 2005, as permitted under Notice 2005-1, Q&A 20, the Participants listed on Schedule I attached to this amendment shall have their benefits under the Plan, as identified on such Schedule I, terminated and shall be paid an actuarial equivalent amount (determined as provided in item 2) in a single lump sum on or before December 31, 2005, such that the lump sum amount will be included in the participants’ income in 2005. In general, the Participants included on this schedule are Participants:
(i) who terminated employment with the Company, its affiliates, or predecessors before December 1, 2005,
(ii) who are not in active employment with the Company, its affiliates, or predecessors as of December 1, 2005,
(iii) who have a benefit under, or have commenced or are receiving a benefit under Section IV or Section V of the Plan (including the plans listed in individual appendices under Appendix A), and
(iv) whose benefit under the Plan has an actuarial equivalent value equal to or less than $500 per month (as determined by the Company).
Notwithstanding the foregoing, and for greater clarity, this amendment shall apply only to those Participants listed on Schedule I attached to this amendment, and only to such participants’ deferred compensation as reflected on such Schedule I. The rights of all other Participants in the Plan shall not be modified or affected by this amendment.
2. ACTUARIAL EQUIVALENT AMOUNT. The actuarial factors shall be as follows:
(i) The interest rate shall be 5.7%.
(ii) The mortality table shall be the sex distinct UP94 mortality table.
(iii) The present values shall be calculated as of December 1, 2005.
3. PLAN. Effective January 1, 2006, Section 2.22 of the Plan is amended by changing the name of the plan to be “U.S. BANK NON-QUALIFIED RETIREMENT PLAN”. Other references to the plan name (except those in Section 1) shall also be changed to reflect the change in the name.
4. SAVINGS CLAUSE. Save and except as expressly amended above, the Plan shall continue in full force and effect.

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